Exhibit F, Schedule 3 (e)

Cash current accounts as per 12.31.2004 without intercompany accounts between companies belonging to the same Market Unit
The following transactions were authorized by Commission order dated June 14, 2002 (HCAR No. 27539).

Company                                    Counterparty              ISO                 Type                   Amount [ISO]
-----------------------------   ----------------------------------   ---   ---------------------------------   --------------
Degussa Company*                *                                    EUR   Cash Current Account (aggregated)      -63,578,132
Degussa Company*                *                                    EUR   Cash Current Account (aggregated)     -136,526,535
E.ON Finance GmbH               E.ON Energie AG                      EUR         Cash Current Account          -2,092,697,638
E.ON Finance GmbH               KGN Kommunalgas Nordbayern GmbH      EUR         Cash Current Account              -9,679,852
E.ON Finance GmbH               Ruhrgas Industries GmbH              EUR         Cash Current Account             -62,337,384
E.ON Finance GmbH               E.ON Ruhrgas Transport AG & Co. KG   EUR         Cash Current Account             -77,328,082
E.ON Finance GmbH               E.ON Bayern AG                       EUR         Cash Current Account          -1,284,805,908
E.ON Finance GmbH               E.ON Sales & Trading GmbH            EUR         Cash Current Account            -755,163,902
E.ON Finance GmbH               E.ON Audit Services GmbH             EUR         Cash Current Account              -4,974,237
E.ON Finance GmbH               E.ON Engineering GmbH                EUR         Cash Current Account             -64,306,423
E.ON Finance GmbH               E.ON Kraftwerke GmbH                 EUR         Cash Current Account            -137,689,409
E.ON Finance GmbH               E.ON Netz GmbH                       EUR         Cash Current Account            -431,465,050
E.ON Finance GmbH               Avacon AG                            EUR         Cash Current Account             -81,675,212
E.ON Finance GmbH               E.DIS AG                             EUR         Cash Current Account             -66,967,372
E.ON Finance GmbH               E.ON Wasserkraft GmbH                EUR         Cash Current Account            -402,024,254
E.ON Finance GmbH               Ferngas Nordbayern GmbH              EUR         Cash Current Account              -3,567,939
E.ON Finance GmbH               Rhein-Main-Donau AG                  EUR         Cash Current Account              -2,990,084
E.ON Finance GmbH               TEAG                                 EUR         Cash Current Account            -340,643,043
Trust Ops Incom. Wire/Fidelia   VEBA Electronics LLC                 USD         Cash Current Account              -5,589,335
E.ON Finance GmbH               E.ON Hanse AG                        EUR         Cash Current Account             -98,934,571
E.ON Finance GmbH               E.ON Westfalen Weser AG              EUR         Cash Current Account            -258,960,016
E.ON Finance GmbH               Nordel Holding GmbH & Co. KG         EUR         Cash Current Account              -1,527,132
E.ON Finance GmbH               EAM Energie AG                       EUR         Cash Current Account            -335,796,964
E.ON Finance GmbH               DRESDNER BANK AG, DUSSELDORF         EUR         Cash Current Account                -289,978
E.ON Finance GmbH               WESTLB AG, DUSSELDORF                EUR         Cash Current Account             -39,651,616
Trust Ops Incom. Wire/Fidelia   VEBA OIL SUPPLY & TRADING INC.       USD         Cash Current Account              -3,123,224

Company                          Amount [USD]
-----------------------------   --------------
Degussa Company*                   -86,491,446
Degussa Company*                  -185,730,172
E.ON Finance GmbH               -2,846,905,867
E.ON Finance GmbH                  -13,168,470
E.ON Finance GmbH                  -84,803,777
E.ON Finance GmbH                 -105,197,123
E.ON Finance GmbH               -1,747,849,957
E.ON Finance GmbH               -1,027,324,972
E.ON Finance GmbH                   -6,766,952
E.ON Finance GmbH                  -87,482,458
E.ON Finance GmbH                 -187,312,672
E.ON Finance GmbH                 -586,965,054
E.ON Finance GmbH                 -111,110,958
E.ON Finance GmbH                  -91,102,413
E.ON Finance GmbH                 -546,913,796
E.ON Finance GmbH                   -4,853,824
E.ON Finance GmbH                   -4,067,710
E.ON Finance GmbH                 -463,410,796
Trust Ops Incom. Wire/Fidelia       -5,589,335
E.ON Finance GmbH                 -134,590,591
E.ON Finance GmbH                 -352,289,205
E.ON Finance GmbH                   -2,077,511
E.ON Finance GmbH                 -456,818,190
E.ON Finance GmbH                     -394,486
E.ON Finance GmbH                  -53,942,058
Trust Ops Incom. Wire/Fidelia       -3,123,224


* no further information available

                                     Exchange rates as per 12.30.2004
                                     EUR/USD   0.73508